UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2010
Fifth Street Finance Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
10 Bank Street, Suite 1210
White Plains, NY 10606
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (914) 286-6800
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 20, 2010, Fifth Street Finance Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved four proposals. The proposals are described in detail in the Company’s Proxy Statement as filed with the SEC on March 17, 2010. As of March 19, 2010, the record date, 45,223,907 shares were eligible to vote.
Proposal 1. The Company’s stockholders elected three directors of the Company, each of whom will serve until the 2013 Annual Meeting, or until their successors are duly elected and qualified. The tabulation of votes was:

Name	Votes For	Votes Against	Broker Non-Votes	Abstain
Richard P. Dutkiewicz	28,612,496	1,619,879	9,273,021	0
Frank C. Meyer	28,622,150	1,610,225	9,273,021	0
Douglas F. Ray	28,603,267	1,629,108	9,273,021	0
Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010, as set forth below:

Votes For	Votes Against	Abstain
39,150,526	258,200	96,668
Proposal 3. The Company’s stockholders approved an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 49,800,000 to 150,000,000 shares, as set forth below:

Votes For	Votes Against	Abstain
25,733,725	13,504,850	266,819
Proposal 4. The Company’s stockholders approved an amendment to the Restated Certificate of Incorporation of the Company to remove the Company’s authority to issue shares of Series A Preferred Stock, as set forth below:

Votes For	Votes Against	Broker Non-Votes	Abstain
28,737,575	1,388,206	9,273,022	106,593

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2010	FIFTH STREET FINANCE CORP.
	By:	/s/ William H. Craig
		Name:	William H. Craig
		Title:	Chief Financial Officer